                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                  Form 8-K/A
                                Amendment No. 1


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):
                                 April 4, 1996
                                 -------------



                                ROM TECH, INC.
                     ------------------------------------
                         (Exact name of registrant as
                           specified in its charter)



            Pennsylvania                                 33-95122
- -------------------------------------      ------------------------------------
  (State or other jurisdiction of                (Commission File Number)
           incorporation

                                  23-2694937
                       ---------------------------------
                       (IRS Employer Identification No.)


2000 Cabot Boulevard, Suite 110, Langhorne, Pennsylvania             19047
- ---------------------------------------------------------        --------------
        (Address of principal executive offices)                   (Zip Code)


      Registrant's telephone number, including area code: (215) 750-6606
                                                         ----------------


                                      N/A
     ---------------------------------------------------------------------
         (Former name or former address, if changed since last report)

                                Rom Tech, Inc.
                                     INDEX


Item 7.     Financial Statements and Pro Forma Financial Information

                                                                           Page
(a) Financial Statements of business acquired.                             ----

    The following Virtual Reality Laboratories, Inc. financial statements are attached as a part of this report:

        Independent Auditor's Report.....................................    4

        Balance Sheets as of March 31, 1996 and June 30, 1995............    5

        Statements of Operations for the nine-month period ended March
         31, 1996 and the year ended June 30, 1995.......................    6

        Statements of Stockholders' Deficit for the nine-month period
         ended March 31, 1996 and the year ended June 30, 1995...........    7

        Statements of Cash Flows for the nine-month period ended March
         31, 1996 and the year ended June 30, 1995.......................    8

        Notes to Financial Statements....................................  9-17

(b) Pro Forma Financial Information.....................................    18

    The following pro forma financial information of the Registrant is attached as a part of this report:

        Unaudited Pro Forma Combined Condensed Balance Sheet as of
         March 31, 1996..................................................   19

        Unaudited Pro Forma Combined Condensed Statement of Operations
         for the nine months ended March 31, 1996........................   20

        Unaudited Pro Forma Combined Condensed Statement of Operations
         for the year ended June 30, 1995................................   21

        Notes to Unaudited Pro Forma Combined Condensed Financial
         Statements......................................................   22

                                   SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized..




                                                    ROM TECH, INC.



Date:  June 18, 1996                                /s/  Gerald W. Klein
       --------------                               --------------------
                                                    Gerald W. Klein
                                                    Vice President and
                                                    Chief Financial Officer

                         Independent Auditor's Report







The Board of Directors
Virtual Reality Laboratories, Inc.

We have audited the accompanying balance sheets of Virtual Reality Laboratories, Inc. (the Company) as of March 31, 1996 and June 30, 1995, and the related statements of operations and stockholders' deficit, and cash flows for the nine-month period ended March 31, 1996 and for the year ended June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 14 to the financial statements, the Company merged with Rom Tech, Inc. in April 1996. The Company is dependent upon the financial support of Rom Tech, Inc.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virtual Reality Laboratories, Inc. as of March 31, 1996 and June 30, 1995, and the results of its operations and cash flows for the nine-month period ended March 31, 1996 and for the year ended June 30, 1995, in conformity with generally accepted accounting principles.


/s/ KPMG Peat Marwick LLP
San Jose, California
June 13, 1996

                       Virtual Reality Laboratories, Inc.
                                 Balance Sheets

                                                 Notes          March 31, 1996          June 30, 1995
                                                -------       ------------------     ------------------
ASSETS

CURRENT ASSETS:
Cash and cash equivalents                          1                $  234,462        $           -0-
Restricted cash                                    1                    32,944                 34,627
Accounts receivable, net of allowances of
  $46,132 and $83,276 at March 31, 1996
  and June 30, 1995, respectively                                       72,059                186,712
Inventories                                        2                    73,656                 66,579
Prepaid expenses and other current assets                               16,888                 46,202
                                                             ------------------     ------------------

    Total Current Assets                                               430,009                334,120

EQUIPMENT AND FIXTURES, Net                       1,3                   51,373                 63,605
                                                             ------------------     ------------------

                                                                    $  481,382            $   397,725
                                                             ==================     ==================

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable                                                    $  151,397            $   109,403
Accrued expenses                                   4                   153,625                183,754
Accounts payable to officers                       6                   101,410                127,776
Factored accounts receivable                       5                   115,530                279,411
Note payable to officer                            7                   100,000                100,000
Note payable to affiliate                          7                   250,000                    -0-
Current portion of capital lease obligations       8                    10,860                 23,003
Current portion of notes payable                   9                    31,258                 10,250
                                                             ------------------     ------------------

    Total current liabilities                                          914,080                833,597

CAPITAL LEASE OBLIGATIONS
  - Net of current portion                         8                    18,878                 39,266

 NOTES PAYABLE - Net of current portion            9                   338,742                 21,422

 CONVERTIBLE SUBORDINATED DEBT                     10                  300,000                    -0-

STOCKHOLDERS' DEFICIT
Common stock, no par value,
  authorized 1,000,000 shares,
  issued and outstanding 316,034,
  shares at March 31, 1996,
  304,298 shares at June 30, 1995                  11                   98,198                 29,643
Accumulated deficit                                                 (1,188,516)              (526,203)
                                                             ------------------     ------------------

    Total stockholders' deficit                                     (1,090,318)              (496,560)
                                                             ------------------     ------------------

                                                                   $   481,382            $   397,725
                                                             ==================     ==================




                See accompanying notes to financial statements

                       Virtual Reality Laboratories, Inc.
                            Statements of Operations

                                                               Nine-Month
                                                              Period Ended            Year Ended
                                              Notes           March 31,1996          June 30, 1995
                                            --------      -------------------    ------------------

NET REVENUES                                  1,12             $  1,070,955           $  1,799,668

COST OF GOODS SOLD                                                  363,523                572,405
                                                         -------------------    -------------------

GROSS PROFIT                                                        707,432              1,227,263
                                                         -------------------    -------------------

OPERATING EXPENSES
  Selling expense                                                   585,836                710,542
  General and administrative expense                                508,175                433,930
  Product development expense                                       203,887                268,463
                                                         -------------------    -------------------

    Total operating expenses                                      1,297,898              1,412,935
                                                         -------------------    -------------------

  LOSS FROM OPERATIONS                                            (590,466)              (185,672)

INTEREST EXPENSE                                                     59,355                102,975
OTHER EXPENSE                                                        11,692                 11,830
                                                         -------------------    -------------------

LOSS BEFORE INCOME TAXES                                          (661,513)              (300,477)

INCOME TAXES                                   13                       800                    800
                                                         -------------------    -------------------

NET LOSS                                                       $  (662,313)           $  (301,277)
                                                         ===================    ===================

















                See accompanying notes to financial statements

                       Virtual Reality Laboratories, Inc.
                       Statements of Stockholders' Deficit
       Nine-month period ended March 31, 1996 and year ended June 30, 1995

                                             Common Stock
                                     ------------------------------
                                                                          Accumulated         Stockholders'
                                        Shares           Amount             Deficit              Deficit
                                     ------------    --------------    ----------------     -----------------
BALANCES, July 1, 1994                   304,298           $29,643        $   (224,926)         $  (195,283)

  Net loss                                     0                 0            (301,277)            (301,277)
                                     ------------    --------------    ----------------     -----------------

BALANCES, June 30, 1995                  304,298            29,643            (526,203)            (496,560)

  Stock issued in settlement of
    accrued royalties                     11,736            68,555                   0               68,555

  Net loss                                     0                 0            (662,313)            (662,313)
                                     ------------    --------------    ----------------     -----------------

BALANCES, March 31, 1996                 316,034           $98,198         $(1,188,516)         $(1,090,318)
                                     ============    ==============    ================     =================
























                See accompanying notes to financial statements

                       Virtual Reality Laboratories, Inc.
                            Statements of Cash Flows

                                                                      Nine-Month
                                                                     Period Ended          Year Ended
                                                                   March 31, 1996          June 30, 1995
                                                                --------------------    ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                               $  (662,313)         $  (301,277)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization                                             31,963               38,176
  Changes in operating assets and liabilities:
    Restricted cash                                                          1,683              (34,627)
    Accounts receivable                                                    114,653              160,943
    Inventories                                                             (7,077)              46,532
    Prepaid expenses and other current assets                               29,314              (21,348)
    Accounts payable                                                        41,994             (145,511)
    Accrued expenses                                                        38,426              (32,767)
                                                                  -----------------    -----------------

Net cash used in operating activities                                     (411,357)            (289,879)
                                                                  -----------------    -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                     (19,731)              (8,903)
                                                                  -----------------    -----------------

Net cash used in investing activities                                      (19,731)              (8,903)
                                                                  -----------------    -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net (repayments) advances of accounts payable to officers                (26,366)              25,083
  Net (repayments) advances of factored
    accounts receivable                                                   (163,881)             279,411
  Proceeds from officer's note                                                   0               15,000
  Proceeds from note payable to affiliate                                  250,000                    0
  Proceeds from notes payable                                              350,000                    0
  Proceeds from convertible subordinated debt                              300,000                    0
  Repayments of notes payable                                              (11,672)             (10,252)
  Principal payments of capital leases                                     (32,531)             (15,242)
                                                                  -----------------    -----------------

Net cash provided by financing activities                                  665,550              294,000
                                                                  -----------------    -----------------

NET INCREASE (DECREASE) IN CASH AND
   AND CASH EQUIVALENTS                                                    234,462               (4,782)

CASH AND CASH EQUIVALENTS,
   BEGINNING OF PERIOD                                                         -0-                4,782
                                                                  -----------------    -----------------

CASH AND CASH EQUIVALENTS,
   END OF PERIOD                                                       $   234,462     $            -0-
                                                                  =================    =================




                See accompanying notes to financial statements

                      Virtual Reality Laboratories, Inc.
                           Statements of Cash Flows



SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

                                     Nine-Month
                                    Period Ended              Year Ended
                                   March 31, 1996            June 30,1995
                                --------------------    ---------------------

Cash paid for taxes                 $         0              $    18,816

Cash paid for interest              $    43,945              $    93,206



SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

During the year ended June 30, 1995, the Company acquired equipment under capital leases in the amount of $34,109.

In October 1995, the Company issued 11,736 shares of common stock as payment for $68,555 of accrued royalties.























                See accompanying notes to financial statements

                       Virtual Reality Laboratories, Inc.

                          Notes to Financial Statements


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Business - Virtual Reality Laboratories, Inc. (the "Company") is engaged in the business of developing, publishing and marketing applications software for use on personal computers. The Company's products include landscape generation, space exploration, scheduling and business forms manipulation programs.

         Cash and Cash Equivalents - The Company considers highly liquid short term investments with original maturity of 90 days or less to be cash equivalents.

         Restricted Cash - Restricted cash represents a reserve balance collateralizing the Company's accounts receivable factoring agreement. Accordingly, the Company does not consider restricted cash as a cash equivalent.

         Inventories - Inventories are stated at the lower of cost (first-in, first-out) or market.

         Equipment and Fixtures - Equipment and fixtures are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets, which range from 3 to 5 years.

         Advance Royalties - The Company makes advance payments to software developers during the development of a product. These payments are included in product development expense. Subsequent to the release of the product, royalties earned by the developer may be offset against amounts advanced. Royalties incurred in excess of the amounts advanced are expensed as incurred and included in cost of sales.

         Revenue Recognition - Revenue from the licensing and sale of software products is generally recognized upon shipment, net of allowances for estimated product returns. Software revenues are recognized upon shipment only if no significant vendor obligations remain and collection of the resulting receivables is considered probable. Revenue from the sales of consigned inventories is recognized, net of allowances for estimated product returns, upon shipment from the consignee to third parties. Royalty revenues are recognized when the Company's customers ship their products incorporating the Company's software to their end customers.

         Cooperative Advertising - Certain of the Company's customers receive credit for expenditures for advertisements that include products of the Company. Such expenditures must be approved by the Company. The Company records an expense in the period in which the advertisement is first published.

                       Virtual Reality Laboratories, Inc.

         Research and Development - Research and development costs are expensed as incurred. Software development costs are capitalized once technological feasibility of the product has been established. Through March 31, 1996, the Company believes its process for developing software was essentially completed concurrently with the establishment of technological feasibility, and accordingly, no software development costs have been capitalized to date.

         Fair Value of Financial Instruments - The carrying amounts of cash, accounts receivable, accounts payable and accrued liabilities approximates market due to the short maturity of those instruments. The carrying amounts of short and long-term debt approximates fair value because the interest rates change with market interest rates.

         Income Taxes - The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

         Major Customers and Concentrations of Credit Risk - The Company had sales to two customers totaling $135,702 and $344,548, respectively, during the nine months ended March 31, 1996. A total of $59,050 and $51,534, respectively, were included in accounts receivable related to these customers at March 31, 1996. The Company had sales to a single customer totaling $35,154 during the year ended June 30, 1995. Accounts receivable included $20,000 related to this customer at June 30, 1995. The Company markets its products to end users through a variety of distributors and retailers as well as through direct channels. The Company generally does not require collateral and performs ongoing credit evaluations.

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                       Virtual Reality Laboratories, Inc.

2.       INVENTORIES

         Inventories consist of purchased software components and finished packaged software. Software components include printed manuals, encoded compact discs, blank diskettes and packaging materials. Inventories consisted of the following:

                                                  March 31,         June 30,
                                                    1996              1995
                                               -------------     -------------
          Purchased components                   $   27,754        $   43,370
          Finished goods                             45,902            23,209
                                               -------------     -------------

                                                 $   73,656        $   66,579
                                               =============     =============

3.       EQUIPMENT AND FIXTURES

         Equipment and fixtures consisted of the following:

                                                March 31,          June 30,
                                                   1996              1995
                                              -------------     -------------
          Computers and other equipment           $ 154,752         $ 136,941
          Software                                   18,048            16,128
          Vehicles                                   50,621            50,621
                                               -------------     -------------
                                                    223,421           203,690
          Accumulated depreciation and
           amortization                             172,048           140,085
                                               -------------     -------------

                                                 $   51,373        $   63,605
                                               =============     =============

4.       ACCRUED EXPENSES

         Accrued expenses consisted of the following:

                                                  March 31,         June 30,
                                                    1996             1995
                                                -------------    -------------
          Accrued royalties                       $   11,412       $   90,788
          Accrued payroll and related items          112,775           88,805
          Other liabilities                           29,438            4,161
                                                -------------    -------------

                                                   $ 153,625        $ 183,754
                                                =============    =============

5.       FACTORED ACCOUNTS RECEIVABLE

         As of March 31, 1996, the Company had an accounts receivable factoring agreement with Mid State Bank, which provided working capital of up to $250,000. The bank discounted the pledged receivables by 3.19% and required the Company to collateralize those receivables with a reserve for losses equal to at least 30% of outstanding pledged receivables. In April 1996, the Company repaid all amounts owing under the agreement, and the agreement was terminated.

                       Virtual Reality Laboratories, Inc.

         During fiscal 1995, the Company had an accounts receivable factoring agreement with a financing company, which provided working capital of up to $100,000. The agreement provided for a discount of 2% of the pledged invoices for each 15-day period that the invoices were outstanding and an administrative fee of 2% of the pledged invoices. In March 1995, the Company repaid all amounts owing under the agreement, and the agreement was terminated.

6.       ACCOUNTS PAYABLE TO OFFICERS

         Accounts payable to officers represent amounts due ultimately to various financial institutions incurred through the use of credit cards for certain operating expenses and equipment acquisitions. The credit cards have been issued in the names of the officers of the Company and balances bear interest at variable rates. At March 31, 1996, the interest rates on the credit card balances ranged from 14% to 24%. In April 1996, all credit card balances were repaid.

7.       RELATED PARTY TRANSACTIONS

         Note Payable to Officer
         The Company has a note payable to its founder and president. The note bears interest of 12%, payable monthly and matures on June 2, 1996. In April 1996, in conjunction with the Company's merger with Rom Tech, Inc. ("Rom Tech"), the officer note was converted into common stock of Rom Tech.

         Note Payable to Affiliate
         At March 31, 1996, the Company had a note payable to Rom Tech in the amount of $250,000. Interest is payable monthly at the prime rate (8.25% at March 31, 1996) plus 1%. Principal is due in February 1997.

         Royalty Advances to Officers and Directors
         The Company advanced royalties to officers and directors of approximately $34,000 and $43,000 during the nine months ended March 31, 1996 and for the year ended June 30, 1995, respectively.

8.       LEASE OBLIGATIONS

         The Company leases its operating facility under an operating lease expiring in December 1996. Rent expense under such lease agreement was $13,740 and $15,750 for the nine months ended March 31, 1996 and for the year ended June 30, 1995, respectively.

         The Company has financed the purchase of office equipment through capital lease agreements. The obligations are collateralized by the leased equipment, which had a net book value of $31,517, and $48,852 at March 31, 1996, and June 30, 1995, respectively.

                      Virtual Reality Laboratories, Inc.

         Future commitments under leases as of March 31, 1996 are as follows:

                                                      Operating         Capital
                                                        Lease           Leases
                                                     -----------      ----------

          Three months ending June 30, 1996          $   5,940         $  3,642
          Year ending June 30, 1997                     19,980           14,566
          Year ending June 30, 1998                                      16,759
                                                  -------------   --------------
                                                      $ 25,920           34,967
                                                  =============
          Less interest                                                   5,229
                                                                  --------------
          Present value of future lease payments                         29,738
          Less current portion                                           10,860
                                                                  --------------
                                                                       $ 18,878
                                                                  ==============
9.       DEBT

         Notes payable consisted of the following:
                                                  March 31,         June 30,
                                                    1996              1995
                                                 ----------        ----------
          Note payable to bank, bearing
          interest at the prime rate (8.25%
          at March 31, 1996) plus 2.75%.
          Matures on March 25, 2003,
          principal and interest of $5,993
          payable monthly. The note is
          guaranteed by officers of the
          Company and the Small Business
          Administration.                       $ 350,000               -0-

          10% auto loan payable to bank;
          principal and interest of $199 due
          monthly; matures in June 1997. Loan
          was repaid in March 1996.                   -0-             3,202

          10% auto loan payable to bank;
          principal and interest of $322 due
          monthly; matures in October 1996.
          Loan was repaid in March 1996.              -0-             3,545

          Demand note payable to vendor               -0-             4,925

          12% unsecured convertible note
          payable to an employee, principal
          and interest due on March 6, 1999.
          Principal and accrued interest may
          be converted at any time prior to
          maturity, at the option of the
          noteholder, to common stock at a
          conversion price of $6.90 per
          share.                                   20,000            20,000
                                             -------------    --------------
           Total                                  370,000            31,672
           Less current portion                    31,258            10,250
                                             -------------    --------------
                                                $ 338,742        $   21,422
                                             =============    ==============

                       Virtual Reality Laboratories, Inc.

         Future principal payments on notes payable as of March 31, 1996 are as follows:

          Three months ending June 30, 1996                    $     4,843
          Year ending June 30, 1997                                 35,714
          Year ending June 30, 1998                                 39,846
          Year ending June 30, 1999                                 64,457
          Year ending June 30, 2000                                 49,602
          Thereafter                                               175,538
                                                           ----------------
                                                                 $ 370,000
                                                           ================

10.      CONVERTIBLE SUBORDINATED DEBT

         In November 1995, the Company issued 10% convertible subordinated debt totaling $300,000, maturing in November 2000. A portion of the subordinated debt was converted to Rom Tech common stock in April 1996 in conjuction with the Company's merger with a wholly-owned subsidiary of Rom Tech ("Sub") and the remaining note was assumed by Sub in the merger. The remaining note is convertible beginning on November 28, 1997 into a number of shares of common stock equal to the principal amount of the note multiplied by the number of common shares of the Company outstanding at the time of conversion divided by the Company's revenues for the twelve months preceding conversion. In the event that the Company successfully completes a public offering of common stock within two years of the date that the note was issued, the note may be converted to shares of common stock at any time between the six month anniversary of the offering and the maturity date of the notes at a per share conversion price equal to 75% of the offering price per share. Upon conversion, the noteholder shall receive two warrants to purchase common stock for every three shares of common stock received as a result of the conversion, exercisable for a period of three years at a price equal to 150% of the conversion price. See Note 14.


11.      STOCK OPTIONS

         On January 1, 1993, the Company granted options to purchase 3,000 shares of common stock at an exercise price of $5.50 per share to an employee. The options expire on December 31, 1996.

         On January 1, 1995 and 1996, the Company granted options to purchase 3,000 shares of common stock at an exercise price of $6.90 per share to an employee. The options expire on January 1, 1998.

         At March 31, 1996, all options outstanding were exercisable. No options were exercised or canceled during the nine month period ended March 31, 1996 or for the year ended June 30, 1995.

                       Virtual Reality Laboratories, Inc.

12.      REVENUES

         Net revenues consisted of the following:

                                           Nine-Month
                                          Period Ended           Year Ended
                                         March 31, 1996         June 30, 1995
                                       ------------------     -----------------
          Net product sales                   $   726,407            $1,774,668
          Royalty revenues                        344,548                25,000
                                       ------------------     -----------------
                                               $1,070,955            $1,799,668
                                       ==================     =================

13.      INCOME TAXES

         Tax expense represents the minimum California state franchise tax.

         The tax effects of temporary differences that result in significant portions of deferred tax assets and liabilities are as follows:

                                                                       March 31,             June 30,
                                                                         1996                  1995
                                                                    ----------------      ----------------
          Deferred tax assets:
            Net operating loss carryforward                              $  342,188           $    57,216
            Accrued expenses, not currently deductible                       43,300                32,459
            Accounts receivable and inventory reserves                       26,470                38,224
            Property and equipment                                            4,388                 2,194
            Other                                                               272                   272
                                                                    ----------------      ----------------

                                                                            416,618               130,365

          Valuation allowance                                              (416,618)             (130,365)
                                                                    ----------------      ----------------

                                                                     $          -0-        $          -0-
                                                                    ================      ================

         The difference between the amount of income tax recorded and the amount of income tax calculated using the U.S. federal statutory tax rate of 34% is as follows:

                                                                  Nine-Month
                                                                  Period Ended            Year Ended
                                                                 March 31,1996          June 30, 1995
                                                              --------------------    -------------------
          Tax benefit at federal statutory rate                         $(224,914)            $ (102,162)
          State franchise tax, net of federal benefit                         528                    528
          Change in deferred tax asset
            valuation allowance                                           224,830                102,544
          Other                                                               356                   (110)
                                                              --------------------    --------------------

                                                                      $       800          $         800
                                                              ====================    ===================


                       Virtual Reality Laboratories, Inc.

         Federal and California tax laws impose significant restrictions on the utilization of net operating loss carryforwards in the event of a change in ownership. As discussed in Note 14, the Company ownership was changed subsequent to March 31, 1996, which may affect the timing and amount of benefit due to the utilization of net operating loss carryforwards to offset future income and reduce future tax liabilities.


14.      SUBSEQUENT EVENT

         In April 1996, the Company merged with a wholly-owned subsidiary of Rom Tech in a transaction accounted for as a pooling of interests. The Company is dependent upon the financial support of Rom Tech to meet its obligations.

                                 Rom Tech, Inc.

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

         The following unaudited pro forma combined condensed financial statements present the combined financial position of Rom Tech ("the Company") and Virtual Reality Laboratories, Inc. ("VRLI") as of March 31, 1996 and the combined results of operations of the Company and VRLI for the nine months ended March 31, 1996 and year ended June 30, 1995. See notes to the unaudited pro forma combined condensed financial statements for a description of the assumptions used in these pro forma financial statements. This information is presented pursuant to a merger of a wholly-owned subsidiary of the Company and VRLI as more fully described under Item 2 to the Form 8-K filed with the Securities and Exchange Commission by the Company on April 19, 1996.

         The unaudited pro forma combined condense balance sheet reflects the merger of a wholly-owned subsidiary of the Company with VRLI (the "Merger") as if it occurred on March 31, 1996. The unaudited combined condensed statement of operations for the nine months ended March 31, 1996 and the year ended June
30, 1995 assumes the Merger occurred at the beginning of the respective periods.

         The unaudited pro forma financial statements may not necessarily be indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

         These pro forma financial statements are based on, and should be read in conjunction with, the financial statements, and the related notes thereto, of the Company, and VRLI.


                                                     Rom Tech, Inc.
                                  Unaudited Pro Forma Combined Condensed Balance Sheet
                                                     March 31, 1996


                                                                    Virtual       Pro Forma        Pro Forma
                                                   Rom Tech         Reality      Adjustments       Combined
                                                   --------         -------      -----------       ---------
                     ASSETS
Current assets:
   Cash, cash equivalents and restricted cash      $1,654,726       $267,406                        $1,922,132
   Short term investments                             792,640              0                           792,640
   Accounts receivable, net                           152,778         72,059                           224,837
   Inventories                                        157,135         73,656                           230,791
   Prepaid expenses                                    72,174         16,888                            89,062
                                                  -----------    -----------       ----------      -----------
          Total current assets                      2,829,453        430,009                         3,259,462

Furniture and equipment, net                           78,010         51,373                           129,383
Other assets                                          300,142              0        ($250,000) 1        50,142
                                                  -----------    -----------       ----------      -----------
          Total assets                             $3,207,605       $481,382        ($250,000)      $3,438,987
                                                  ===========   ============        =========       ==========


      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Notes payable, due within one year                $200,000             $0                          $200,000
   Notes payable to officer                                 0        100,000        ($100,000) 2             0
   Notes payable to affiliate                               0        250,000         (250,000) 1             0
   Factored accounts receivable                             0        115,530                           115,530
   Accounts payable and accrued expenses              314,973        406,432                           721,405
   Other current liabilities                           16,450         42,118                            58,568
                                                  -----------    -----------       ----------      -----------
          Total current liabilities                   531,423        914,080         (350,000)       1,095,503

Capital lease obligations net of current portion            0         18,878                            18,878

Notes payable, due after one year                     100,000        338,742                           438,742

Convertible subordinated debt                               0        300,000         (150,000) 2       150,000
                                                  -----------    -----------       ----------      -----------

          Total liabilities                           631,423      1,571,700         (500,000)       1,703,123

Stockholders' equity (deficit):
   Convertible preferred stock                      1,000,000              0                         1,000,000
   Common stock, no par value                       3,763,177         98,198          151,802  2     4,013,177
   Additional paid in capital                         649,540              0           98,198  2       747,738
   Accumulated deficit                             (2,836,535)    (1,188,516)                       (4,025,051)
                                                  -----------    -----------       ----------      -----------
          Total stockholders' equity                2,576,182     (1,090,318)         250,000        1,735,864
                                                  -----------    -----------       ----------      -----------

          Total liabilities and stockholders'
           equity                                  $3,207,605    $   481,382        ($250,000)      $3,438,987
                                                  ===========   ============        =========       ==========

                        See Notes to Unaudited Pro Forma Combined Condensed Financial Statements


                                 Rom Tech, Inc.
         Unaudited Pro Forma Combined Condensed Statement of Operations
                        Nine months ended March 31, 1996

                                                                      Virtual        Pro Forma
                                                 Rom Tech             Reality         Combined
                                                 --------             -------        ---------
Net sales                                         $1,289,215         $1,070,955       $2,360,170

Cost of sales                                        608,564            363,523          972,087
                                               -------------       ------------      -----------

Gross profit                                         680,651            707,432        1,388,083

Operating expenses:
   Product development                               290,929            203,887          494,816
   Selling, general and administrative             1,479,531          1,094,011        2,573,542
                                              --------------       ------------        ---------
        Total operating expenses                   1,770,460          1,297,898        3,068,358
                                              --------------       ------------        ---------

Operating (loss)                                  (1,089,809)          (590,466)      (1,680,275)

Other income or (expense):
   Interest income (expense)                          62,761            (59,355)           3,406
   Other income (expense)                              8,569            (12,492)          (3,923)
                                              ------------------   -------------    -------------
        Total other income (expense)                  71,330            (71,847)            (517)
                                              -----------------    -------------    -------------

Net loss                                         ($1,018,479)         ($662,313)     ($1,680,792)
                                                 ============         ==========     ============

Net loss per common share                              ($.23)                             ($0.30)

Weighted average common
   shares outstanding                              4,345,625                           5,630,064



















    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                                 Rom Tech, Inc.
         Unaudited Pro Forma Combined Condensed Statement of Operations
                            Year ended June 30, 1995

                                                                      Virtual         Pro Forma
                                                  Rom Tech            Reality         Combined
                                                  --------            -------         ---------
Net sales                                        $2,033,169         $1,799,668       $3,832,837

Cost of sales                                       901,994            572,405        1,474,399
                                                ------------       ------------      ----------

Gross profit                                      1,131,175          1,227,263        2,358,438

Operating expenses:
   Product development                              356,130            268,463          624,593
   Selling, general and administrative              941,851          1,144,472        2,086,323
                                                ------------         ----------       ---------
        Total operating expenses                  1,297,981          1,412,935        2,710,916
                                                  ----------         ----------       ---------

Operating (loss)                                   (166,806)          (185,672)        (352,478)

Interest and other expense:
   Interest expense                                  14,827            102,975          117,802
   Other expense                                    180,903             12,630          193,533
                                                ------------      -------------     -----------

Net loss                                          ($362,536)         ($301,277)       ($663,813)
                                                  ==========         ==========       ==========

Net loss per common share                             ($.10)                             ($0.13)

Weighted average common
   shares outstanding                             3,806,569                           5,091,008




















    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                                 Rom Tech, Inc.
      Notes to Unaudited Pro Forma Combined Condensed Financial Statements
       Nine-month period ended March 31, 1996 and year ended June 30, 1995


A.  Summary of Transaction

         On April 5, 1996, the Company acquired Virtual Reality Laboratories, Inc. ("Virtual Reality"), a California corporation, in a transaction structured as a merger of Virtual Reality with a newly formed subsidiary of the Company ("Rom Tech subsidiary"), with the Rom Tech subsidiary as the surviving corporation. Virtual Reality, which is located in San Luis Obispo, California, publishes software for use on desktop computers. Its products include business forms and imaging processing software targeted for the small-office, home-office market, three-dimensional landscape rendering software, and astronomy software for special interest users and the education market. In connection with the acquisition, the Company issued a total of 1,284,439 shares of its common stock, in exchange for the equity interests of Virtual Reality, which included common stock, stock options, a portion of the convertible subordinated debt and a $100,000 promissory note to an officer and shareholder of Virtual Reality. In addition, the Company will incur acquisition-related expenses of approximately $565,000 related to investment banking, consulting, accounting and legal costs which will be charged to operations in the fourth quarter of fiscal 1996. This acquisition will be accounted for using the pooling-of-interests method, and accordingly Rom Tech historical financial statements presented in future reports will be restated to include the accounts and results of operations of Virtual Reality.

B. Basis of Presentation

         The historical financial position and results of operations of Virtual Reality included in the unaudited pro forma combined condensed balance sheet and the unaudited pro forma combined condensed statement of operations are as of and for, respectively, the nine months ended March 31, 1996 and the year ended June 30, 1995. Such financial statements are included herein. The historical balance sheet of the Company included in the unaudited pro forma combined condensed balance sheet reflects the merger of Rom Tech and Applied Optical Media Corporation ("AOMC") which occurred on October 18,1995. The results of operations of the Company included in the unaudited pro forma combined condensed statement of operations for the nine months ended March 31,1996 and year ended June 30,1995 reflects the pro forma results of the Company as if the merger of Rom Tech and AOMC occurred at the beginning of the respective periods.

C. Adjustments to the Unaudited Pro Forma Combined Condensed Balance Sheet

        (1) Reflects the elimination of intercompany loan.

        (2) Reflects the issuance of 1,284,439 shares of the Company's common stock in exchange for all the outstanding common stock of Virtual Reality and other equity interests related to $150,000 of the $300,000 convertible subordinated debt and the note payable to officer.


D. Weighted average common shares outstanding

         The weighted average common shares outstanding are based upon the weighted average number of shares outstanding of the Company for the respective periods presented adjusted to reflect the shares issued in the merger with Virtual Reality.